Exhibit 99.1

Wellgistics Health, Inc. Announces Agreement to Acquire Peek Healthcare Technologies, Inc., to support over 2,500 patients and $1.5MM annual Revenue.

TAMPA, FL – April 10, 2025 — Wellgistics Health, Inc. (NASDAQ: WGRX) (“Wellgistics Health” or the “Company”), a holding company for various existing and planned strategic businesses centered around healthcare technology and pharmaceutical services, today announced it has entered into a definitive agreement to acquire Peek Healthcare Technologies, Inc. (“Peek”). Peek operates the Peek Meds Marketplace, a digital prescription shopping platform built to empower consumers with real-time pricing transparency to assist consumers with making more informed medication purchase decisions.

Through this acquisition, Wellgistics Health intends to expand its digital healthcare ecosystem and further its mission to create a more affordable, accessible, and patient-centric prescription experience.

“Access to clear and transparent medication pricing should be a right, not a privilege,” said Brian Norton, Chief Executive Officer of Wellgistics Health. “The Peek platform aligns with our mission and vision to reimagine healthcare delivery — giving consumers the transparency, choice, and control they deserve. When combined with our existing technology stack, we are bringing a comprehensive set of solutions to market aimed at enhancing value and mitigating unnecessary costs across the prescription journey for other relevant stakeholders.”

Peek represents a high-growth opportunity within the evolving healthcare technology landscape, as per capita U.S. retail prescription drug spending is forecasted to increase by more than 40% over the next decade. Regulatory momentum is also accelerating through initiatives such as the Consolidated Appropriations Act of 2021 (CAA), which mandates prescription drug price transparency for health plans and insurers. As a result, consumer-driven prescription shopping is poised for rapid adoption. Peek is expected to be immediately accretive to earnings and significantly expand Wellgistics Health’s total addressable market by integrating transparent digital pharmacy solutions into the Company’s existing distribution, technology, and patient services ecosystem.

In addition to its Marketplace platform, Peek also operates a full consulting division dedicated to assisting brand-name and specialty-lite drug manufacturers in navigating the three major building blocks essential for successful market entry: Market Access, Branding, and Commercialization. This strategic advisory arm of Peek will now be further complemented by Wellgistics Health’s capabilities, adding a fourth critical pillar — Trade, Distribution, and Pharmacy Services — thereby delivering a fully integrated suite of commercialization services for pharmaceutical manufacturers.

“Peek was founded on the principle that every patient deserves to shop for prescriptions with confidence and clarity,” said Michael Navin, Chief Executive Officer and Founder of Peek. “Partnering with Wellgistics Health allows us to not only scale our consumer offerings but also strengthen our value proposition to pharmaceutical manufacturers by combining best-in-class market access, branding, commercialization, and now full trade and distribution support.”

The Peek Meds Marketplace is designed to enhance members’ existing benefit plans by providing a robust platform that delivers clear medication pricing information from local pharmacies, allowing consumers to compare prescription costs and find the lowest price.

Upon completion of the transaction, Peek will operate as a wholly-owned subsidiary of Wellgistics Health, maintaining its brand identity while gaining access to an expanded infrastructure, technology resources, and strategic pharmacy relationships.

This acquisition represents a key step in Wellgistics Health’s broader strategy to combine supply chain expertise with digital consumer tools, driving forward toward a future where affordable, transparent, and patient-first healthcare becomes the new standard.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ: WGRX) is a holding company for existing and future planned operating companies centered around healthcare technology and pharmaceutical services. It seeks to be a micro health ecosystem, with a portfolio of companies consisting of a technology platform, pharmacy, and wholesale operations that provide novel prescription hub and clinical services. Wellgistics Health is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, Wellgistics Health intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. For more information, please visit the Company’s website: https://wellgisticshealth.com/

About Peek

Peek is a pioneering digital prescription platform transforming how patients shop for medications. Serving both employer groups and soon direct-to-consumer markets, Peek’s mission is to empower individuals with price transparency, innovative comparison tools, and seamless access to affordable prescriptions nationwide. For more information, please visit the Peek website: https://peekmeds.com/

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may”, “will”, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

IR@wellgistics.com